                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         U.S.A. FLORAL PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     same
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [U.S.A. FLORAL LETTERHEAD]



                              April ___, 1999



Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of U.S.A. Floral Products, Inc. to be held on Wednesday, May 5, 1999, at 10:00 a.m., at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on May 5th.

                              Sincerely,

                              /s/ Robert J. Poirier

                              Robert J. Poirier
                              Chairman of the Board and Chief Executive Officer

                          U.S.A. FLORAL PRODUCTS, INC.
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 300 East
                            Washington, D.C.  20007

                            ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1999

                            ----------------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 5, 1999, at 10:00 a.m., Eastern Daylight Savings Time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., for the following purposes:

       1. To elect four Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified; and

       2. To ratify the selection of PricewaterhouseCoopers LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 1999; and

       3. To consider and act upon a proposal by the Board of Directors of the Company (i) to approve and adopt an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the name of the Company to [insert name here Corporation] and (ii) to restate the Certificate of Incorporation to reflect the foregoing amendment and previous amendments; and

       4. To approve an amendment to the 1997 Long Term Incentive Plan to increase the maximum number of shares of Common Stock that may be subject to outstanding awards from 15% to 20% of the number of shares of Common Stock outstanding from time to time; and

       5. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

  The Board of Directors of the Company has fixed the close of business on March 19, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

  A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the offices of the Company, 1025 Thomas Jefferson Street, N.W., Suite 300 East, Washington, D.C. 20007

  Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                         By order of the Board of Directors
                               /s/ Jonathan J. Ledecky
                                     Secretary

Washington, D.C.
April [1], 1999

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                          U.S.A. FLORAL PRODUCTS, INC.
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 300 East
                            Washington, D.C.  20007

                                ----------------

                                PROXY STATEMENT
                                ----------------



                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), for use at the Company's 1999 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Wednesday, May 5, at 10:00 a.m., Eastern Daylight Savings Time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about April [1], 1999.

Record Date; Voting Securities; Voting and Proxies

  The Board has fixed the close of business on March 19, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 15,939,538 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

  Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

  The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

  The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

Quorum; Votes Required

  The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

  Under applicable Delaware law and the Company's Amended and Restated Bylaws ("Bylaws"), directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Bylaws, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

  Under applicable Delaware law and the Company's Bylaws, amendment and restatement of the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Because they will not be recorded as votes in favor of such amendment and restatement, abstentions and broker non-votes will have the effect of votes against amendment and restatement of the Company's Certificate of Incorporation. If approved by the stockholders, the amendment and restatement of the Certificate of Incorporation will become effective upon filing with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation, which filing will take place shortly after the Annual Meeting.

  The remaining proposals to be brought before the Annual Meeting require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve these proposals. Because they will not be recorded as votes in favor of such proposals, however, abstentions will have the effect of votes against such proposals. Broker non-votes with respect to these proposals will be treated as shares not capable of being voted on these proposals; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposals or on the outcome of voting on such proposals.


                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the number of directors (which is to be not less than two) is to be determined from time to time by resolution of the Board. The Board is currently comprised of 11 persons.

  Pursuant to the Company's Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Class
III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The term of the Class I directors will expire at the 2001 Annual Meeting of Stockholders, and the term of the Class III directors will expire at the 2000 Annual Meeting of Stockholders. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

  The four incumbent Class II directors are nominees for election this year for a three-year term expiring at the 2002 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the four Class II nominees listed below unless otherwise instructed. If a stockholder does not wish his or her shares to be voted for a particular nominee, the stockholder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

  Set forth below is certain information with regard to the four nominees for election as Class II directors and each continuing Class I and Class III director.

                     Nominees for Election as Class II Directors


    Name and Age                   Principal Occupation and Directorships
---------------------  --------------------------------------------------------------
Jeffrey Brothers       Jeffrey Brothers has served as President of the Company's
     Age 40            Monterey Bay operating unit since the acquisition of Monterey
                       Bay Bouquet, Inc. and Bay Area Bouquets, Inc. ("Monterey
                       Bay") in October 1997 and as a director of the Company since appointment to the Board at its meeting in November 1997.
                       Prior to the acquisition of Monterey Bay by the Company, Mr.
                       Brothers served as President of Monterey Bay since February
                       1993.

John T. Dickinson      John T. Dickinson has served as President of the Company's
     Age 38            American Florist operating unit since the acquisition of
                       American Florist Supply, Inc. ("American Florist") in October
                       1997 and as a director of the Company since appointment to the Board at its meeting in November 1997.  Prior to the
                       acquisition of American Florist by the Company, Mr.
                       Dickinson served as President of American Florist since 1994.
                       Prior to 1994, Mr. Dickinson served in a number of sales and marketing positions for General Electric Company, most
                       recently as an area sales manager.

Theodore J. Leonsis    Theodore J. Leonsis has been a member of the Board since
    Age 43             December 1998 and is also a director of Preview Travel, Inc.
                       and Proxicom, Inc.  Mr. Leonsis has been President of America
                       Online Studios, a division of America Online, Inc., since
                       November 1996. Prior to that, Mr. Leonsis was President of
                       America Online Services Company, also a division of America
                       Online, Inc. from 1994 to 1996. Mr. Leonsis was previously
                       Chief Executive Officer of Redgate Communications
                       Corporation, a media marketing company which was founded in
                       1987 and sold to America Online, Inc. in 1994.

Gustavo Moreno         Gustavo Moreno has served as President of the Company's
     Age 45            Flower Trading operating unit since the acquisition of Flower
                       Trading Corporation ("Flower Trading") in October 1997 and
                       as a director of the Company since appointment to the Board at its meeting in November 1997.  Prior to the acquisition of
                       Flower Trading by the Company, Mr. Moreno served as
                       President of Flower Trading since 1977.



  The Board unanimously recommends that stockholders vote for the election of the four persons nominated to serve as Class II directors.

Directors Continuing as Class I Directors - Term Expiring 2001


    Name and Age                      Principal Occupation and Directorships
---------------------  --------------------------------------------------------------------
Aaron J. Gellman       Aaron J. Gellman has been a member of the Board since
     Age __            December 1998.  Dr. Gellman is also a member of the board of directors of ______.  Since ___________, Dr. Gellman has been the Director of the Transportation Center at Northwestern
                       University.  Dr. Gellman is also a Professor of Management and
                       Strategy at Northwestern University's Graduate School of
                       Management and a Professor of Industrial Engineering at
                       Northwestern University's McCormick School of Engineering
                       and Applied Science.

Ann Torre Grant        Ann Torre Grant has been a member of the Board since
     Age 40            December 1998 and is also a director of Condor Technology
                       Solutions, Inc. ("Condor"), SLM Holding Co. and its subsidiary,
                       Sallie Mae, and Franklin Mutual Series Mutual Funds.  Ms.
                       Grant has been a strategic and financial consultant to Condor since December 1997.  Ms. Grant was Executive Vice President and Chief Financial Officer of NHP, Incorporated ("NHP"), a
                       national real estate services company, from February 1995 until the sale of NHP in December 1997.  From 1988 to February
                       1995, Ms. Grant held various corporate finance positions with
                       U.S. Airways, serving as Vice President and Treasurer from
                       1991 to 1995.

Peter Roy              Peter Roy has been a member of the Board since December
     Age __            1998.  Mr. Roy is also a director of Whole Foods Market, Inc., a publicly trade operator of specialty food stores and distribution centers.  From _____ to December 31, 1998, Mr. Roy served as
                       President of Whole Foods Market, Inc.

Directors Continuing as Class III Directors - Term Expiring 2000


Name and Age                          Principal Occupation and Directorships
---------------------  --------------------------------------------------------------------
Robert J. Poirier      Robert J. Poirier co-founded the Company in April 1997 and
      Age 47           has since served as its Chairman of the Board, President and
                       Chief Executive Officer.  Mr. Poirier served as Vice President of 1-800-FLOWERS from 1993 until March 1997, and was
                       most recently responsible for that company's florist network operations, consisting of 2,500 independent retail florists.
                       From 1989 to 1993, Mr. Poirier served as Group Director of
                       FTD.  Mr. Poirier has been employed in the floral products industry for 23 years, and has extensive experience at all levels of the floral distribution channel.

Jonathan J. Ledecky    Jonathan J. Ledecky co-founded the Company in April 1997
      Age 41           and served as its Non-Executive Chairman of the Board until
                       September 1998.  Mr. Ledecky founded U.S. Office Products
                       Company in October 1994 and served as its Chairman and
                       Chief Executive Officer from inception through November
                       1997 and thereafter as a director until May 1998.  In February
                       1997, Mr. Ledecky founded, and currently serves as Chairman of Building One Services Corporation (formerly Consolidated
                       Capital Corporation).  Mr. Ledecky also currently serves as a director of UniCapital Corporation, Building One Services
                       Corporation, Aztec Technology Partners, Inc., School Specialty,
                       Inc., Workflow Management, Inc., Microstrategy Incorporated and
                       Navigant International, Inc.

Vincent W. Eades       Vincent W. Eades has been a director of the Company since
      Age 40           July 1997 and is also a director of UniCapital Corporation and
                       Building One Services Corporation.  Since its inception in
                       March 1998, Mr. Eades has served as the Chairman, President and Chief Executive Officer of PowerRide Motorsports, Inc.,
                       a company that will seek to become a leading retailer of
                       motorcycles and personal leisure vehicles through a
                       combination of consolidating, relocating and expanding
                       dealerships and opening new dealerships.  From April 1995 to
                       March 1998, Mr. Eades served as the Senior Vice President of
                       Sales and Marketing for Starbucks Coffee Co. Inc.  For more than eleven years prior to April 1995, Mr. Eades was
                       associated with Hallmark Cards Inc., most recently as a
                       General Manager.

Edward J. Mathias      Edward J. Mathias has been a director of the Company since
      Age 56           July 1997 and is also a director of U.S. Office Products
                       Company, Condor Technology Solutions, Inc. and Sirrom
                       Capital Corporation.  Mr. Mathias has served as Managing
                       Director of the Carlyle Group, a Washington, D.C. based
                       merchant bank, since 1993.  From 1971 to 1993, Mr. Mathias was associated with T. Rowe Price Associates, Inc., an
                       investment management organization, most recently as a
                       Managing Director.



Board of Directors and Committees

  The Board met seven times during the fiscal year ended December 31, 1998 ("Fiscal 1998"), in addition to conducting its affairs on several occasions by written consent. The Board has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

  The Executive Committee of the Board is authorized and empowered to take any and all actions that the Board is permitted to take, other than (i) any action that requires the consent of the lenders or their agent under the Company's credit agreement or (ii) any action that involves the acquisition of the stock or assets of, or merger or consolidation of the Company or any of its subsidiaries with, any entity or group of entities in which the total consideration to be paid by the Company equals or exceeds $15,000,000 in the aggregate (whether in cash, stock, assumption of indebtedness or any combination thereof). Directors Poirier, Ledecky, Mathias, Dickinson and Moreno are currently members of the Executive Committee. The Executive Committee did not meet during Fiscal 1998 but instead conducted business by written consent.

  The Audit Committee selects and engages on behalf of the Board the independent public accountants to conduct the annual audit of the Company's books and records, reviews the proposed scope of such audit, approves the audit fees to be paid and reviews the Company's accounting and financial controls with the independent public accountants and the Company's financial and accounting staff. The Audit Committee also reviews and approves transactions between the Company and its directors, officers and affiliates. The Audit Committee currently consists of Directors Eades and Grant. In addition to conducting business by written consent on several occasions, the Audit Committee met twice during Fiscal 1998.

  The Compensation Committee (i) sets the levels and terms of compensation for the Company's executive officers, (ii) approves, on behalf of the Company, entry into employment agreements with executive officers and other employees, which embody terms reviewed and approved by the Compensation Committee, (iii) sets performance and other goals upon the attainment of which performance-based incentive compensation may be paid, (iv) verifies the attainment of such goals and determines the incentive compensation to be awarded in respect of such attainment, and (v) reports to the Company's stockholders on executive compensation as required by applicable rules and regulations of the Securities and Exchange Commission. Directors Ledecky and Mathias are currently the members of the Compensation Committee. In addition to conducting business by written consent on several occasions, the Compensation Committee met two times during Fiscal 1998.

  The Nominating Committee proposes and reviews individuals to be nominated for election to the Board. The Nominating Committee currently consists of Directors Mathias and Roy. The Nominating Committee will consider nominees recommended by stockholders. Stockholders may submit nominations to Chairman, Nominating Committee, care of Secretary, U.S.A. Floral Products, Inc., 1025 Thomas Jefferson Street, N.W., Suite 300 East, Washington, D.C. 20007. In addition to conducting business by written consent on several occasions, the Nominating Committee met one time during Fiscal 1998.

  No director attended fewer than 75% of the total number of meetings of the Board during Fiscal 1998.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board has selected PricewaterhouseCoopers LLP to serve as the Company's principal accountants for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

  The proposal to ratify the selection of PricewaterhouseCoopers LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal.

  The Board unanimously recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants.


    AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
        TO CHANGE THE NAME OF THE COMPANY TO FLORAGISTICS INCORPORATED

  On March [26], 1999 the Board unanimously approved, and recommended for adoption by the stockholders at the Annual Meeting, an amendment to Article One of the Company's Certificate of Incorporation, as amended, to change the Company's name to [INSERT NAME HERE CORPORATION] and the restatement of the Certificate of Incorporation to reflect the foregoing amendment and all previous amendments. The Board believes that it would be in the best interests of the Company and its stockholders to change its name because such a change will reflect the Company's, present operations and business and its expanding international character after the acquisition of the businesses of Florimex Worldwide GmbH ("Florimex") on October 1, 1998. The name change will become effective upon the filing of a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is anticipated to be as soon as practicable following the date of the Annual Meeting.

  The Board believes that changing the Company's name is an essential component of the Company's goal to become the premier international floral products supply company. After careful consideration, the Board believes that [INSERT NAME HERE CORPORATION] more accurately communicates the Company's focus than the Company's present name.

  The proposed name change will not affect in any way the validity or transferability of currently outstanding stock certificates or affect the Company's capital or corporate structure. Stockholders will not be required to surrender or exchange any stock certificates that they currently hold.

  The full text of Article One of the Restated Certificate of Incorporation, as proposed to be amended, is as follows:

       "FIRST. The name of the corporation is [INSERT NAME HERE CORPORATION]
        (hereinafter called the "Corporation")."

Vote Required For Approval

  The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is necessary for the approval of the amendment to and related statement of the Certificate of Incorporation.

  In accordance with Delaware law and notwithstanding approval of the amendment and related restatement by the stockholders, at any time prior to the effectiveness of the filing of the Restated Certificate of Incorporation with the Secretary of State, the Board may abandon such proposed amendment without further action by the stockholders.

  The Board unanimously recommends that stockholders vote for the adoption of the amendment to Article One and the Restatement of the Certificate of Incorporation.


                   APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

  On March 5, 1999, the Board adopted an amendment to the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan") and determined to submit the Incentive Plan, as amended, to the stockholders for approval at the Annual Meeting. The amendment to the Incentive Plan will increase the maximum number of shares of Common Stock that may be subject to outstanding awards from 15% to 20% of the number of shares of Common Stock outstanding from time to time. The applicable text of the Board's resolution is as follows:

       RESOLVED, that the Board of Directors hereby amends Section 4(a) of the U.S.A. Floral Products, Inc. 1997 Long Term Incentive Plan (the "Incentive Plan") by deleting the first sentence of such Section 4(a) in its entirety, and replacing it with the following: "The total amount of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed 20% of the total number of shares of Stock outstanding at the effective time of such grant."

  The stockholders are being asked to approve the Incentive Plan, as amended, in the form attached hereto as Appendix A.

  The Incentive Plan was originally adopted by the Board and approved by the stockholders in August 1997. The Board believes that the approval of the Incentive Plan, as amended, is necessary in order (i) to provide the Company with a sufficient reserve of Common Stock for future awards needed to attract and retain the services of key individuals essential to the Company's long-term success and (ii) to continue to qualify options or stock appreciation rights hereafter granted under the Incentive Plan, as amended, as "performance based" compensation that is not subject to the $1 million limitation on deductible compensation for certain executive officers in any fiscal year under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  The following is a summary of the Incentive Plan, as amended. The summary, however, does not purport to be a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, as amended, a copy of which is attached hereto as Appendix A.

  The Incentive Plan provides officers (including directors who also serve as officers), key employees, consultants and other service providers with additional incentives by enabling such persons to increase their ownership interests in the Company. The maximum number of shares of common stock that may be subject to outstanding awards may not be greater than that number of shares equal to 20% of the number of shares of common stock outstanding from time to time. Awards may be settled in cash, shares, other awards or other property, as determined by the Compensation Committee of the Board. The number of shares reserved or deliverable under the Incentive Plan and the annual per-participant limit on the number of shares as to or with reference to which awards may be granted are subject to adjustment in the event of stock splits, stock dividends and certain other corporate events.

  Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs," and together with ISOs, "Options"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of the Company's obligations to pay cash compensation; and (vi) other awards the value of which is based in whole or in part upon the value of the Company's Common Stock. Upon a change of control of the Company (as defined in the Incentive Plan), certain conditions and restrictions relating to an award with respect to the exercisability or settlement of such award will lapse.

  The Compensation Committee administers the Incentive Plan and selects the individuals who will receive awards. In addition, the Compensation Committee determines the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding). The Incentive Plan also provides that no participant may be granted in any calendar year awards which may be settled by delivery of more than 750,000 shares and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares.

  The Company generally is entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Incentive Plan, except that (i) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods, and (ii) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Code.

  The Incentive Plan will remain in effect until terminated by the Board. The Incentive Plan may be amended by the Board without the consent of the stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

  The proposal to approve the Incentive Plan, as amended, will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal.

  The Board unanimously recommends a vote FOR approval of the 1997 Long-Term Incentive Plan, as amended.



                             EXECUTIVE COMPENSATION

Executive Compensation Summary

  The following table sets forth information regarding compensation of the Company's Chief Executive Officer and other executive officers of the Company whose compensation is required to be disclosed (the "Named Executive Officers") for Fiscal 1998.

                         Summary Compensation Table(1)

                                                                                       Long Term
                                                                                     Compensation
                                             Annual Compensation                        Awards
                                             -------------------                     ------------
                                                                       Other          Securities
                                                                      Annual          Underlying
    Name and Principal Position      Year     Salary     Bonus     Compensation       Options (#)
-----------------------------------  ----    --------   -------    ------------      ------------

Robert J. Poirier                     1998   $160,570   $60,000       $16,990            385,000
  Chairman of the Board, President
  and Chief Executive Officer         1997   $112,519   $     0       $26,489            110,000

Raymond C. Anderson                   1998   $167,935   $60,000       $ 6,000             20,000
    Chief Information Officer and
    Vice President                    1997   $ 40,383   $     0       $ 1,500             50,000

Christopher Wilson                    1998   $ 78,440   $20,000       $37,500             50,000
    Chief Operating Officer           1997          0         0             0                  0

----------------------------------
(1) Mr. Wilson joined the Company in the second half of 1998, as did Messrs. Ferguson and Kipphut, the Company's Vice Chairman and Chief Financial Officer, respectively, who are not mentioned in the table above.


                       Option Grants in Last Fiscal Year

  The following table sets forth certain information with respect to the grant of Options to the Named Executive Officers during Fiscal 1998 and the value of Options held at December 31, 1998.


                                                                                      Potential Realizable Value at
                         Number of                                                    Assumed Annual Rates of Stock
                        Securities        % of Total                                     Price Appreciation for
                        Underlying     Option Granted    Exercise or                         Option Term (3)
                          Options       to Employees     Base Price    Expiration     -----------------------------
        Name            Granted (#)     in Fiscal Year      ($/Sh)        Date           5% ($)          10% ($)
        ----           --------------  ----------------  ------------  ----------        ------          -------
Robert J. Poirier          325,000(1)             20.7        18.875       1/2008       3,857,875        9,776,614
                            60,000(2)              3.8         6.000      10/2008         226,402          573,747

Raymond C. Anderson         20,000(1)              1.3        18.875       1/2008         237,408          601,638

Christopher Wilson          50,000(1)              3.2        12.125       8/2008         381,267          966,206

----------------------------------
(1) All Options vest in 25% annual installments over four years commencing on the first anniversary of the date of grant.
(2) Options to purchase 60,000 shares are immediately exercisable.
(3) The potential realizable value is based on the assumed annual rates of stock price appreciation being applied to the above exercise prices. Such information is shown for informational purposes and does not represent an estimate or prediction of the Company's future stock price.



 Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
                                  Value Table

  The following table summarizes the value at December 31, 1998 of all shares subject to Options granted to the Named Executive Officers of the Company to the extent not then exercised, and information concerning Option exercises, if any, during Fiscal 1998.

                                                  Number of Securities           Value of Unexercised
                        Shares                   Underlying Unexercised          In-the-Money Options
                       acquired                Options at Fiscal Year End       at Fiscal Year End (1)
                          on         Value     ---------------------------   ---------------------------
                       Exercise    Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
Name                      (#)         ($)          (#)           (#)             ($)            ($)
----                   --------    --------    -----------   -------------   -----------   -------------
Robert J. Poirier          0           0       132,500          362,500        330,000               0

Raymond C. Anderson        0           0        12,500           57,500         43,750         131,250

Christopher Wilson         0           0           0             50,000            0            50,000


----------------------------------
(1) The value of the Common Stock at December 31, 1998 was $11.50 per share.


Arrangements Regarding Employment

  Effective as of December 1, 1998, the Company entered into an employment agreement (the "Agreement") with Robert J. Poirier, which superseded a prior employment agreement, dated April 22, 1997 and amended on August 6, 1997 (the "Prior Agreement") pursuant to which the Company agreed to employ Mr. Poirier as Chairman of the Board, President and Chief Executive Officer for a term of three years at an annual base salary of $500,000. Pursuant to the terms of the Prior Agreement, Mr. Poirier: (i) was granted an Option on October 9, 1997 to purchase 110,000 shares of Common Stock at an exercise price equal to the initial public offering ("IPO") price of $13.00 per share, which was fully vested and immediately exercisable as to 60,000 shares, and which shall vest and become exercisable with respect to 12,500 additional shares on each of the first four anniversaries of the date of the grant; and (ii) was granted an immediately exercisable Option in October 1998 to purchase an additional 60,000 shares at an exercise price equal to the then current market value per share. The Agreement includes a one-year post-employment non-competition provision. Under the Agreement, Mr. Poirier is eligible to receive an incentive cash bonus based upon the Company's success in exceeding its earnings targets. If Mr. Poirier is terminated without cause, he is entitled to receive his base salary, plus benefits, for the period remaining in the term of the Agreement or a one-year period following the termination, whichever is longer, and all unvested Options will become fully vested and remain exercisable for the three-year period following the termination. Notwithstanding the foregoing, should Mr. Poirier be terminated without cause within a two-year period following a change in control (as defined in the Incentive Plan) in lieu of the payment described in the previous sentence, Mr. Poirier shall receive within five days of such termination, a lump sum payment equal to three times his annual base salary at the time of the termination or the change in control, whichever is greater, plus coverage under the Company's insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for three years.

  Effective August 4, 1998, the Company entered into a two-year employment agreement with Christopher E. Wilson pursuant to which the Company agreed to employ Mr. Wilson as Chief Operating Officer at an annual base salary of $160,000 plus a bonus based upon the performance of the Company. Pursuant to the Unanimous Written Consent of the Compensation Committee of the Board, dated December 25, 1998, Mr. Wilson's annual base salary was increased to $200,000 effective January 1, 1999. Pursuant to the employment agreement, the Company also granted Mr. Wilson an Option to purchase 50,000 shares of Common Stock at an exercise price of $12.125 per share, and which shall vest at a rate of 25% per year commencing one year from the date of grant. The agreement also includes a two-year post-employment non-competition provision. If Mr. Wilson is terminated without cause, he is entitled to receive accelerated vesting of Options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for the greater of (i) the remainder of the term of employment or (ii) 12 months.

  Effective September 28, 1998, the Company entered into a two-year employment agreement with W. Michael Kipphut pursuant to which the Company agreed to employ Mr. Kipphut as Chief Financial Officer beginning on October 19, 1998 at an annual salary base salary of $200,000 plus a bonus based upon the performance of the Company. Pursuant to the employment agreement, the Company also granted Mr. Kipphut an Option to purchase 50,000 shares of Common Stock at an exercise price of $6.625 per share, and which shall vest at a rate of 25% per year commencing one year from the date of grant. The agreement also includes a two-year post-employment non-competition provision. If Mr. Kipphut is terminated without cause or in the event he terminates his employment for good reason, as defined in the agreement, he is entitled to receive accelerated vesting of Options to purchase shares of common stock then held by him, as well as his base salary plus benefits for twelve months.

  Effective October 1, 1998, the Company entered into a two-year employment agreement with Dwight Ferguson pursuant to which the Company agreed to employ Mr. Ferguson as Vice Chairman at an annual salary base salary of $220,000 plus a bonus based upon the performance of the Company. Pursuant to the employment agreement, the Company also granted Mr. Ferguson an Option to purchase 50,000 shares of Common stock at an exercise price of $5.00 per share, and which shall vest at a rate of 25% per year commencing one year from the date of grant. The agreement also includes a two-year post-employment non-competition provision.
If Mr. Ferguson is terminated without cause, he is entitled to receive accelerated vesting of Options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for twelve months.

  Upon consummation of the IPO, the Company entered into a two-year employment agreement with Raymond C. Anderson, who was then the Company's Chief Financial Officer. Mr. Anderson was named Chief Information Officer and Vice President in October 1998. The employment agreement provides for an annual base salary of $150,000 (which was later increased to $170,000) for a term of two years, plus a bonus based upon the performance of the Company. The agreement also includes a two-year post-employment non-competition provision. In addition, Mr. Anderson was granted an Option on October 9, 1997 to purchase 50,000 shares of Common Stock with an exercise price equal to $8.00 per share, which Option vests over a four year period from the date of grant. If Mr. Anderson is terminated without cause, he is entitled to receive accelerated vesting of vested Options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for the greater of (i) the remainder of the term or (ii) twelve months.

Compensation of Directors

  Directors who are not currently receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000, plus reimbursement of expenses for each meeting of the Board and each committee meeting that they attend in person. In addition, non-employee directors receive an Option to acquire 21,000 shares when elected to the Board and an Option to acquire 6,000 shares on the day after each Annual Meeting of the Company's stockholders, under the provisions of the Company's 1997 Non-Employee Directors' Stock Plan.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee are Messrs. Ledecky and Mathias.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") is pleased to present its report on compensation of the Company's executive officers.

  General. The Committee is responsible for approving and reviewing with the Board the compensation of the Company's executive officers and certain other management personnel. This includes compensation awarded in the form of cash bonuses and equity-based incentives. The Committee also is responsible for approving contractual arrangements between the Corporation and such executive officers and management personnel, and for administering the Company's stock benefit plans, including the Incentive Plan.

  The Committee believes that compensation must be competitive, as well as directly and materially linked to the Company's performance. In administering the Company's compensation program, the Committee's objectives include the following: attracting and retaining executive talent; motivating executives to maximize operating performance; measuring performance on both an individual and a Company-wide basis; reflecting the Company's success in meeting growth and profitability targets; and linking executive and stockholder interests through the grant of Options.

  The key components of the Company's executive compensation program consist of salary and annual incentive bonuses (which represent the short-term compensation components of the program) and Options (which represent the long-term compensation components). The Committee's policy with respect to each of these elements, including the basis of the compensation awarded to Mr. Poirier, the Company's Chairman of the Board, President and Chief Executive Officer (the "CEO"), is discussed below.

  Since the Company's inception, the Committee has striven to balance the cash compensation needed to attract, motivate and retain executive talent with long-term incentives through the grant of Options with multi-year vesting schedules. In the Committee's judgment, this approach tends to align the interests if management most closely with those of the Company's stockholders.

  Base Salary. In setting base salaries for new executive officers, the Committee takes into account the background and qualifications of the new executives, the base salary levels of the Company's other executive officers and the salaries that the Company's competitors (which are often private companies, or public companies in other distribution industries with which the Company competes from time to time for executive talent) are paying to executives employed in comparable positions.

  Annual Incentive Bonus. At the end of the fiscal year, the Committee decides whether to award incentive bonuses to executive officers, based on the Company's success in achieving growth and profitability targets and recommendations made by the Company's CEO. Bonuses for 1998 were determined primarily by measuring an officer's performance and the Company's overall performance against target performance levels, typically based on: (i) the executive's overall performance and contribution to the Company's growth and profitability; (ii) the Company's overall profitability; (iii) the Company's internal revenue growth; and (iv) the Company's revenue growth due to acquisitions. For 1999, the Company has established a bonus structure with the senior executives, which correlates annual cash bonuses to the Company's success in exceeding its earnings targets. The Committee believes that earnings performance is an appropriate short- and intermediate-term goal that can encompass the interests of both the Company's business model and the Company's stockholders.

  Incentive Plan. The Company's Incentive Plan is intended to provide officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company and thereby focusing such individuals' efforts on the long-term goals of the Company and the maximization of total return to stockholders. In particular, the Company has used the Incentive Plan as a means to create incentives for managers at the operating unit level, principally through the award of Options to managers and other employees of each operating subsidiary in conjunction with consummation of the acquisition of that operating subsidiary.

  In administering the Incentive Plan, the Committee selects, with the advice of the CEO, the individuals who will receive awards, and determines the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding).

  The Committee believes that aligning management's interests with those of the Company's stockholders is an important element of the Company's approach to executive compensation. Options align the interests of employees with those of stockholders by providing value to the executive through stock price appreciation. The Committee is cognizant of the possible adverse impact upon the incentive provided by options that were granted at exercise prices in excess of the prices at which the Company's common stock has traded from time to time during 1998, and considers carefully the most appropriate ways in which to keep employees generally, and executives particularly, well motivated to enhance the Company's performance and stockholder value over the long term.

  Generally, the Options granted during fiscal 1998 (which include Options under the Incentive Plan and Options granted outside the Incentive Plan) have 10-year terms and are exercisable at the fair market value of the Company's stock on the date of grant, beginning one year from the date of grant and vesting thereafter in cumulative yearly amounts of 25% of the shares granted. Certain of the Options granted to executives during 1998 varied from this general practice, in circumstances where the Committee believed such variances to be appropriate and in the Company's interests. See "Executive Compensation --Option Grants in Last Fiscal Year." Of the 1,202,435 Options granted to employees during

1998, Options to purchase 570,000 shares of the Company's stock, or approximately 47.4% of the Options granted during the year, were granted to executive officers.

  Options may be awarded periodically at the discretion of the Committee and with the advice of the Company's CEO. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the recipient's position and level of responsibility within the Company and the Company's overall performance. Grants will also take into account the differential between the levels of cash compensation paid by the Company as compared to those of its competitors, including competitors for management talent.

  The Committee intends, to the extent possible, that Options and other equity-based awards granted to executive officers under the Incentive Plan be deductible for federal tax purposes. Stock option awards granted under the Incentive Plan are deductible in accordance with Section 162(m) of the Code.

  Compensation of the CEO. As discussed above under "Arrangements Regarding Employment," Mr. Poirier's base salary was originally determined in the arm's-length negotiation of an employment agreement prior to the Company's IPO in October 1997. In late 1998, following the consummation of the Company's acquisition of the businesses of Florimex, the Committee began to reevaluate the appropriateness of Mr. Poirier's base salary, as well as the other terms and conditions of his employment, in light of (i) the dramatic growth in the breadth of the Company's operations resulting from the extensive domestic acquisition program carried on by the Company since its inception, (ii) the Company's rapid international expansion and the accompanying veritable doubling in size of the Company's annualized run-rate revenues resulting from the acquisition of the Florimex businesses in the autumn of 1998, (iii) the compensation that the Company was compelled to pay in 1998 in order to obtain qualified and experienced senior management personnel who report directly to Mr. Poirier, which compensation was generally higher than the compensation that Mr. Poirier was contractually entitled to receive under the Prior Agreement, (iv) the compensation levels paid to the chief executive officers of other publicly traded companies in similar industries, and (v) Mr. Poirier's commitment and dedication to the Company and his hard work on its behalf since its inception. As a result of its reevaluation, the Committee determined to negotiate with Mr. Poirier to revise and extend the 1997 employment agreement.

  Effective December 1998, the Company entered into an employment agreement with Mr. Poirier described above under "Arrangements Regarding Employment." The Agreement provides for an increase in base compensation from $160,000 to $500,000. The Committee considered the compensation of chief executive officers of similarly situated companies of comparable size, and determined that Mr. Poirier's new compensation level was near the midpoint of the compensation for chief executive officers of companies having comparable annualized revenues to those of the Company (including the Florimex businesses). By raising Mr. Poirier's base compensation significantly, the Committee believed that it was recognizing Mr. Poirier for his efforts and success in building the Company from inception, while preserving considerable flexibility for the Committee to consider additional increases in the future if Mr. Poirier provides sustained and consistent excellence in leadership.

  Under the Agreement, Mr. Poirier is eligible to receive a cash bonus based upon the Company's success in exceeding its earnings targets. This bonus structure is now consistent with the bonus arrangements that were negotiated between the Company and the executive officers who were hired in the second half of 1998 as the Company focused on building its senior management team. The Committee believes that consistency among the bonus structures applicable to senior executives can lead to team-building among those executives and to the coordination of their efforts and goals in seeking to achieve the short- and intermediate-term objectives of the Company.

  The Agreement also extends the term of employment from an expiration date of April 22, 1999 to an expiration date of December 1, 2001. Moreover, under the Agreement, Mr. Poirier is bound by non-competition and non-solicitation provisions that were not present in the original 1997 employment agreement. In light of Mr. Poirier's key role within the Company, the Committee believed that it was important to secure the benefits of Mr. Poirier's services and professional efforts for a longer period of time than had originally been agreed upon, and to seek to limit the ability of a competitor to benefit from Mr. Poirier's knowledge and expertise following any cessation of employment.

  Finally, on January 27, 1998, the Committee granted Mr. Poirier Options to purchase 325,000 shares of the Company's Common Stock at an exercise price of $18.875 per share, and on October 16, 1998, the Committee granted Mr. Poirier Options to purchase 60,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. The 60,000 share option grant had been agreed upon as part of the original 1997 employment agreement; the 325,000 share option grant reflected the Committee's consistent belief that the interests of senior management generally, and the CEO particularly, should be closely aligned with the interests of the Company's stockholders. In making this grant, the Committee was cognizant of Mr. Poirier's significant shareholdings, as well as the level of his cash compensation, and considered the appropriate level of stock ownership and option holdings relative to Mr. Poirier's total compensation and incentive package.

                           The Compensation Committee

Edward J. Mathias                                    Jonathan J. Ledecky

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 15, 1999 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by each director and Named Executive Officer of the Company and by all directors and Executive Officers of the Company as a group (based on 15,939,538 shares of Common Stock outstanding as of such date).

                                                             Shares Owned
                                                       -----------------------
        Name and Address of Beneficial Owner            Number      Percent
        ------------------------------------           ---------  ------------
Jonathan J. Ledecky (1)                                1,485,000       9.3
  c/o U.S.A. Floral Products, Inc.
  1025 Thomas Jefferson Street, N.W.
  Suite 300 East
  Washington, D.C. 20007

Robert J. Poirier (2)                                  1,226,756       7.7
  c/o U.S.A. Floral Products, Inc.
  1025 Thomas Jefferson Street, N.W.
  Suite 300 East
  Washington, D.C.  20007

Christopher Wilson                                           868       *

Raymond C. Anderson (3)                                   12,500       *

Vincent W. Eades (4)                                      27,000       *

Theodore J. Leonsis                                          -0-       *

Aaron J. Gellman                                             -0-       *

Ann Torre Grant (5)                                        5,000       *

Edward J. Mathias (6)                                    142,000       *

Peter Roy                                                  4,000       *

Jeffrey Brothers (7)                                      83,375       *

John T. Dickinson (8)                                    155,231       *

Gustavo Moreno (9)                                        34,900       *

All directors and executive officers,
 16 persons as a group (10)                            3,183,234      20.0


*Less than 1%

(1) Includes 125,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.
(2) Includes 213,750 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options. Also includes 200,000 shares held by trusts for the benefit of Mr. Poirier's spouse and children, 506 shares held by Mr. Poirier's spouse and 17,500 shares which may be acquired by Mr. Poirier's spouse within 60 days of March 15, 1999. Mr. Poirier disclaims beneficial ownership of all such trusts' shares and his spouse's shares.
(3) All shares may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.
(4) Includes 27,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.
(5) All such shares are held in the IRA account of Ms. Grant's spouse. Ms. Grant disclaims beneficial ownership of such shares.
(6) Includes 27,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options. Also includes 50,000 shares owned by Mr. Mathias' daughter. Mr. Mathias disclaims beneficial ownership of such shares.

(7) Includes 12,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.
(8) Includes 12,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.
(9) Includes 12,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.
(10) Includes an aggregate of 460,250 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of Options.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors and principal stockholders of the Company.

Mr. Dickinson

  Mr. Dickinson has an ownership interest in a rose farm in Ecuador ("Meadow Flowers"). Mr. Dickinson's spouse is the sole stockholder of Farm Direct Flowers, Inc., which has a 13.5% interest in Meadow Flowers. American Florist purchases roses, as well as other types of flowers, from Meadow Flowers. For Fiscal 1998, purchases from Meadow Flowers totaled approximately $205,000.
The Company continues to purchase roses from Meadow Flowers and that the terms of the purchases made from Meadow Flowers are no less favorable than those the Company could obtain from an unaffiliated third party.

Mr. Brothers

  Mr. Brothers has a 40% interest in the entity that owns the property which Monterey Bay leases. The lease, which terminates December 31, 1999 provides for monthly rental payments of $12,000. Mr. Brothers has a 50% interest in Brothers Floral Associates, a vendor to Monterey Bay.



Employment Agreements with Certain Executives of Operating Units who are also Directors

  The Company, through its wholly owned subsidiaries, has entered into employment agreements with certain of the individuals principally responsible for management of the operating units. Described below are those employment agreements of individuals who are directors of the Company. Each of the agreements described below provides that the employee (i) will receive a specified base salary, (ii) will be employed for a two-year period, (iii) agrees to not compete with the Company for two years following termination of employment and (iv) is eligible for an annual bonus of up to 100% of base salary based in part on the performance of the applicable operating unit and in part upon the performance of the Company. Jeffrey Brothers' employment agreement with the Company's Monterey Bay operating unit provides that Mr. Brothers will be employed for a two-year period with a base salary of $170,000. In addition, Mr. Brothers was granted Options to purchase 50,000 shares of Common Stock with an exercise price equal to the initial public offering price of $13.00 per share. John T. Dickinson's employment agreement with the Company's American Florist operating unit provides that Mr. Dickinson will be employed for a two-year period with a base salary of $150,000. In addition, Mr. Dickinson was granted Options to purchase 50,000 shares of Common Stock, with an exercise price equal to the IPO price of $13.00 per share. Gustavo Moreno's employment agreement with the Company's Flower Trading operating unit provides that Mr. Moreno will be employed for a two-year period with a base salary of $270,000. For Fiscal 1998, Directors Dickinson and Moreno each were paid bonuses of $20,000.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE OCTOBER 10, 1997

  The following graph shows the cumulative total stockholder return on the Common Stock from the Company's IPO price on October 10, 1997 through February 26, 1999, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq 100 Index. The graph assumes that $100 was invested in the Common Stock on October 10, 1997 and in the Nasdaq National Market Composite Index and the Nasdaq 100 Index and assumes reinvestment of dividends.

                                October 10, 1997  December 31, 1997  December 31, 1998  February 26, 1999
U.S.A. Floral Products, Inc.           100                121                 88                108

Nasdaq National Market                 100                 90                127                132
  Composite Index

Nasdaq 100 Index                       100                 87                161                169



                                 OTHER MATTERS

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at is principal executive offices no later than December 2, 1999 and must otherwise comply with the requirements of Rule 14a-8.

  Under Section 16(a) of the Act, the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during Fiscal 1998, all such persons complied with all applicable filing requirements.

  The Company's Annual Report to Stockholders for the Fiscal 1998, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of this Proxy Statement.

                                  APPENDIX A

                         U.S.A. FLORAL PRODUCTS, INC.

                   1997 LONG-TERM INCENTIVE PLAN, AS AMENDED


     1.   Purpose.  The purpose of this 1997 Long-Term Incentive Plan (the
          -------
"Plan") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward directors, officers and other key employees and consultants of and service providers to the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

     2.   Definitions.  The definitions of awards under the Plan, including
          -----------
Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

     (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

     (b) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (c) "Board" means the Board of Directors of the Company.

     (d) A "Change in Control" shall be deemed to have occurred if:

          (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) the date the individuals who constitute the Board as of the date of the Initial Public Offering (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

     (f) "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

     (h) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations, (ii) the "fair market value" of Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering and (iii) the "fair market value" of Stock prior to the date of the Initial Public Offering shall be as determined by the Board.

     (i) "Initial Public Offering" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

     (j) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (l) "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

     (m) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (n) "Stock" means the Common Stock, par value $.01, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

     3.   Administration.
          --------------

     (a) Authority of the Committee.  The Plan shall be administered by the
         --------------------------
Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

       (i) to select persons to whom Awards may be granted;

       (ii) to determine the type or types of Awards to be granted to each such person;

       (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

       (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

       (v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

       (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

       (vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

       (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

       (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

     (b) Manner of Exercise of Committee Authority.  Any action of the Committee
         -----------------------------------------
with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

     (c) Limitation of Liability.  Each member of the Committee shall be
         -----------------------
entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     4.   Stock Subject to Plan.
          ---------------------

     (a) Amount of Stock Reserved.  The total amount of Stock that may be
         ------------------------
subject to outstanding awards, determined immediately after the grant of any Award, shall not exceed 20% of the total number of shares of Stock outstanding at the effective time of such grant. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 15% of the total number of shares of Stock outstanding immediately after the consummation of the Initial Public Offering (subject to adjustment as provided in Section 4(c)), provided, however, that shares subject to ISOs shall not be
                   -----------------
deemed delivered if such ISOs are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this
Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's Account.

     (b) Annual Per-Participant Limitations.  During any calendar year, no
         ----------------------------------
Participant may be granted Awards that may be settled by delivery of more than 750,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

     (c) Adjustments.  In the event that the Committee shall determine that any
         -----------
recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under
Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award. (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

     5.   Eligibility.  Executive officers and other key employees of the
          -----------
Company and its subsidiaries, including any officer or member of the Board who is also such an employee, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted an Award under the Plan; provided, however, that such Award shall be canceled if such person fails to
-----------------
commence such employment, or such entity fails to become a subsidiary, and no payment of value may be made in connection with such Award until such person has commenced such employment or until such entity becomes a subsidiary.

     6.   Specific Terms of Awards.
          ------------------------

     (a) General.  Awards may be granted on the terms and conditions set forth
         -------
in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h), or 7(a), or to the extent required to comply with requirements of applicable law, only services may be required as consideration for the grant (but not the exercise) of any Award.

     (b) Options.  The Committee is authorized to grant Options (including
         -------
"reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"):

     (i) Exercise Price.  The exercise price per share of Stock purchasable
         --------------
under an Option shall be determined by the Committee.

     (ii) Time and Method of Exercise.  The Committee shall determine the time
          ---------------------------
or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

     (iii)  ISOs.  The terms of any ISO granted under the Plan shall comply in
            ----
all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted with an exercise price less than 100% (110% for an individual described in Section 422(b)(6) of the Code) of the Fair Market Value of a share of Stock on the date of grant and granted no more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless requested by the affected Participant.

     (iv) Termination of Employment.  Unless otherwise determined by the
          -------------------------
Committee, upon termination of a Participant's employment with the Company and its subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment.

     (c) Stock Appreciation Rights.  The Committee is authorized to grant SARs
         -------------------------
on the following terms and conditions ("SARs"):

     (i) Right to Payment.  An SAR shall confer on the Participant to whom it is
         ----------------
granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

     (ii) Other Terms.  The Committee shall determine the time or times at which
          -----------
an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this
Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock.  The Committee is authorized to grant Restricted
         ----------------
Stock on the following terms and conditions ("Restricted Stock"):

     (i) Grant and Restrictions.  Restricted Stock shall be subject to such
         ----------------------
restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

     (ii) Forfeiture.  Except as otherwise determined by the Committee, upon
          ----------
termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or
                -----------------
regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

     (iii)  Certificates for Stock.  Restricted Stock granted under the Plan may
            ----------------------
be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

     (iv) Dividends.  Dividends paid on Restricted Stock shall be either paid at
          ---------
the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

     (e) Deferred Stock.  The Committee is authorized to grant Deferred Stock
         --------------
subject to the following terms and conditions ("Deferred Stock"):

     (i) Award and Restrictions.  Delivery of Stock will occur upon expiration
         ----------------------
of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

     (ii) Forfeiture.  Except as otherwise determined by the Committee, upon
          ----------
termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee
                                          -----------------
may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

     (f) Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is
         --------------------------------------------------
authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

     (g) Dividend Equivalents.  The Committee is authorized to grant Dividend
         --------------------
Equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Other Stock-Based Awards.  The Committee is authorized, subject to
         ------------------------
limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries ("Other Stock Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

     7.   Certain Provisions Applicable to Awards.
          ---------------------------------------

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted
         ------------------------------------------------------
under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

     (b) Term of Awards.  The term of each Award shall be for such period as may
         --------------
be determined by the Committee; provided, however, that in no event shall the
                                -----------------
term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (c) Form of Payment Under Awards.  Subject to the terms of the Plan and any
         ----------------------------
applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

     (d)  Rule 16b-3 Compliance.
          ---------------------

          (i) Six-Month Holding Period.  Unless a Participant could otherwise
              ------------------------
          dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

          (ii) Other Compliance Provisions.  With respect to a Participant who
               ---------------------------
          is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) Loan Provisions.  With the consent of the Committee, and subject at all
         ---------------
times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     (f) Performance-Based Awards.  The Committee may, in its discretion,
         ------------------------
designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected from among the following:

          (1)  Annual return on capital;

          (2)  Annual earnings or earnings per share;

          (3)  Annual cash flow provided by operations;

          (4)  Changes in annual revenues; and/or

          (5) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

     (g) Acceleration upon a Change of Control.   Notwithstanding anything
         -------------------------------------
contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse upon a Change in Control, provided, however, that such lapse shall not occur if (i) it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board Option No. 16 (or any successor thereto), and operation of this Section 7(g) would otherwise violate Paragraph 47(c) thereof, or (ii) the Committee, in its discretion, determines that such lapse shall not occur, provided, further, that the Committee shall not have the discretion granted in clause (ii) if it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board Option No. 16 (or any successor thereto), and such discretion would otherwise violate Paragraph 47(c) thereof.

     8.  General Provisions.
         ------------------

     (a) Compliance With Laws and Obligations.  The Company shall not be
         ------------------------------------
obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (b) Limitations on Transferability.  Awards and other rights under the Plan
         ------------------------------
will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided,
                                                                  ---------
however, that such Awards and other rights (other than ISOs and SARs in tandem
-------
therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

     (c) No Right to Continued Employment or Service.  Neither the Plan nor any
         -------------------------------------------
action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time.

     (d) Taxes.  The Company and any subsidiary is authorized to withhold from
         -----
any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (e) Changes to the Plan and Awards.  The Board may amend, alter, suspend,
         ------------------------------
discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that,
                                                  -----------------
without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected
                  -----------------
Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement).

     (f) No Rights to Awards; No Stockholder Rights.  No Participant or employee
         ------------------------------------------
shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

     (g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to
         ---------------------------------------------
constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or
-----------------
make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the
         --------------------------
Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) No Fractional Shares.  No fractional shares of Stock shall be issued or
         --------------------
delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Compliance with Code Section 162(m).  It is the intent of the Company
         -----------------------------------
that employee Options, SARs and other Awards designated as Awards subject to
Section 7(f) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

     (k) Governing Law.  The validity, construction and effect of the Plan, any
         -------------
rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

     (l) Effective Date; Plan Termination.  The Plan shall become effective as
         --------------------------------
of the date of its adoption by the Board and approval of the Company's stockholders, and shall continue in effect until terminated by the Board.

                                     PROXY

                          U.S.A. FLORAL PRODUCTS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1999

  The undersigned stockholder of U.S.A. Floral Products, Inc. (the "Company") hereby appoints Robert J. Poirier and W. Michael Kipphut, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., on Wednesday, May 5, 1999, commencing at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournment or postponement thereof, as follows:

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

U.S.A. FLORAL PRODUCTS, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1. Election of Class II Directors:       FOR all nominees    WITHHOLD     To withhold
Nominees:  Jeffrey Brothers, John T.     listed (except      AUTHORITY    authority to vote for
Dickinson, Theodore J. Leonsis, and      those for whom      TO VOTE FOR  any nominee, write
Gustavo Moreno.                          authority is being  ALL          the name of the
                                         withheld)           NOMINEES     nominee below:

                                            /  /               /  /

                                         ------------------

2. Proposal to ratify the appointment    For                 Against      Abstain
of PricewaterhouseCoopers LLP,
independent certified accounts, to
audit the books and accounts of the
Company for the year ending
December 31, 1999.
                                            /  /               /  /         /  /

                                         ------------------

3. Proposal to amend the Certificate     For                 Against      Abstain
of Incorporation to change the
Company's name to [insert name here
corporation] and to restate the
Certificate of Incorporation to            /  /               /  /         /  /
reflect such amendment and previous
amendments.                              ------------------


4. Proposal to approve the 1997 Long     For                 Against      Abstain
Term Incentive Plan, as amended,
including an increase in the maximum
number of shares of Common Stock that
may be subject to outstanding awards
from 15% to 20% of the number of
shares of Common Stock outstanding
from time to time.
                                            /  /               /  /         /  /

  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting.



UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS II DIRECTORS OF ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 and 4.


                    Dated:____________________, 1999

                    __________________________________
                    Signature of Stockholder

                    __________________________________
                    Signature of Stockholder

NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

  IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.